Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 2018, Hudson Global, Inc. (the "Company") completed the sale of its recruitment and talent management businesses (the "Businesses") in Europe, Belgium and Asia Pacific (the "Sale Transactions") as discussed in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The following unaudited pro forma condensed consolidated financial statements ("unaudited pro forma statements") are based on the Company’s historical consolidated financial statements adjusted to give effect to the Sale Transactions. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015, have been prepared with the assumption that the Sale Transactions occurred as of January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2017 has been prepared with the assumption that the Sale Transactions were completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Sale Transactions occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

HUDSON GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2017
(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2a)	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$21,040	$(15,459)	$39,480	(2b)	$45,061
Accounts receivable, net	71,878	(60,334)			11,544
Prepaid and other	4,125	(3,738)			387
Total current assets	97,043	(79,531)	39,480		56,992
Property and equipment, net	6,251	(6,251)			—
Deferred tax assets, non-current	6,404	(6,404)	351	(2c)	351
Other assets, non-current	1,942	(1,579)			363
Total assets	$111,640	$(93,765)	$39,831		$57,706
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,957	$(5,765)			$1,192
Accrued expenses and other current liabilities	45,565	(38,503)			7,062
Short-term borrowings	7,080	(7,080)			—
Accrued business reorganization	919	(882)			37
Current liabilities of discontinued operations	56	(56)			—
Total current liabilities	60,577	(52,286)			8,291
Deferred rent	1,833	(1,833)			—
Income tax payable, non-current	2,231	(540)	363	(2d)	2,054
Other non-current liabilities	3,847	(3,836)			11
Total liabilities	68,488	(58,495)	363		10,356
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—			—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 shares	34	—			34
Additional paid-in capital	483,558	—	200	(2e)	483,758
Accumulated deficit	(443,419)	(35,270)	16,055	(2f)	(462,634)
Accumulated other comprehensive income	10,709	—	23,213	(2i)	33,922
Treasury stock, 3,800 shares, at cost	(7,730)	—			(7,730)
Total stockholders' equity	43,152	(35,270)	39,468		47,350
Total liabilities and stockholders' equity	$111,640	$(93,765)	$39,831		$57,706
See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$456,721	$(396,841)			$59,880
Direct costs	269,985	(252,276)			17,709
Gross margin	186,736	(144,565)			42,171
Operating expenses:
Salaries and related	142,651	(106,961)			35,690
Other selling, general and administrative	38,439	(29,627)			8,812
Depreciation and amortization	2,748	(2,387)			361
Business reorganization	712	(815)			(103)
Goodwill impairment	1,909	(1,909)			—
Operating income (loss)	277	(2,866)			(2,589)
Non-operating income (expense):
Interest income (expense), net	(403)	440			37
Other income (expense), net	(510)	352			(158)
Net income (loss) before provision for income taxes	(636)	(2,074)			(2,710)
Provision for income taxes	2,284	(1,819)	1,279	(2h)	1,744
Net income (loss)	$(2,920)	$(255)	$(1,279)		$(4,454)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$(0.09)				$(0.14)
Weighted-average shares outstanding:
Basic	32,106				32,106
Diluted	32,106				32,106

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$422,744	$(359,071)			$63,673
Direct costs	248,327	(225,253)			23,074
Gross margin	174,417	(133,818)			40,599
Operating expenses:
Salaries and related	139,848	(103,581)			36,267
Other selling, general and administrative	37,486	(29,744)			7,742
Depreciation and amortization	3,090	(2,636)			454
Business reorganization	1,580	(1,508)			72
Operating income (loss)	(7,587)	3,651			(3,936)
Non-operating income (expense):
Interest income (expense), net	(357)	348			(9)
Other income (expense), net	(247)	180			(67)
Net income (loss) before provision for income taxes	(8,191)	4,179			(4,012)
Provision for income taxes	742	(759)	1,351	(2h)	1,334
Net income (loss)	$(8,933)	$4,938	$(1,351)		$(5,346)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$(0.27)				$(0.16)
Weighted-average shares outstanding:
Basic	33,174				33,174
Diluted	33,174				33,174

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2015
(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$463,197	$(365,205)			$97,992
Direct costs	275,487	(223,518)			51,969
Gross margin	187,710	(141,687)			46,023
Operating expenses:
Salaries and related	149,442	(106,785)			42,657
Other selling, general and administrative	45,189	(33,722)			11,467
Depreciation and amortization	3,845	(2,698)			1,147
Business reorganization	5,828	(2,842)			2,986
Total Operating expenses	204,304	(146,047)			58,257
Gain (loss) on sale and exit of businesses	19,835	132			19,967
Operating income (loss)	3,241	4,492			7,733
Non-operating income (expense):
Interest income (expense), net	(722)	364			(358)
Other income (expense), net	(266)	261			(5)
Net income (loss) before provision for income taxes	2,253	5,117			7,370
Provision for income taxes	646	(606)	1,339	(2h)	1,379
Net income (loss)	$1,607	$5,723	$(1,339)		$5,991
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$0.05				$0.18
Weighted-average shares outstanding:
Basic	33,869				33,869
Diluted	34,084				34,084

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1. SALE TRANSACTIONS

On March 31, 2018, the Company completed the transactions contemplated by agreements described below, each relating to the sale of certain of the Company’s subsidiaries in Europe, Belgium and Asia Pacific ("APAC").

Europe Sale Agreement
The Europe sale agreement relates to the sale of the Company's European operations and is dated as of December 17, 2017 and was amended on January 25, 2018. This transaction excludes the Company's operations in Belgium and Recruitment Process Outsourcing ("RPO") business in Europe. The Europe purchaser made a cash payment at closing of $7,711, subject to adjustment.

Belgium Sale Agreement
The Belgium Sale Agreement relates to the sale of the Company's Belgium operations and is dated as of December 17, 2017 and was amended on January 25, 2018. This transaction, excludes the Company's RPO business in Belgium. The Belgium purchaser made a cash payment at closing of $24,813, subject to adjustment.

APAC Sale Agreement
The APAC Sale Agreement relates to the sale of the Company's APAC operations and is dated as of December 17, 2017 and was amended on January 25, 2018. This transaction excludes the Company's RPO business in the APAC region. The APAC purchaser made a cash payment at closing of $6,436, subject to adjustment.

2. UNAUDITED PRO FORMA ADJUSTMENTS

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements:

(a) Recording of the disposition of the Businesses. The amounts include the assets and liabilities attributable to the businesses being sold.

(b)  Recording of the sale proceeds, net of estimated transaction related expenses:

Cash proceeds	$40,897
Less: estimated transaction costs	(1,417)
Net adjustment to cash and cash equivalents	$39,480

(c) Adjustment for deferred tax asset allocated to entities retained by the Company engaged in the RPO business.

(d) Adjustment for estimated tax expense on the gain (loss) recognized on the sale of the businesses.

(e) Additional compensation expense related to the acceleration of vesting of stock-based compensation awards based on a change of control event.

(f) Adjustments to accumulated deficit are comprised of:

Net sales consideration (Note (b))	$39,480
Deferred tax asset allocated to RPO (Note (c))	351
Estimated tax expense on gain (loss) (Note (d))	(363)
Change in control stock-based compensation expense (Note (e))	(200)
Release of cumulative translation adjustment (Note (i))	(23,213)
Net adjustment to accumulated deficit	$16,055

(g) The amounts being eliminated represent the revenues, direct costs, operating and other expenses that are attributable to the sale of the Businesses.

HUDSON GLOBAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

(h) The provision for income taxes presented is adjusted for the retained RPO business applicable statutory rates

(i) The estimated gain (loss) on the sale of businesses to be recorded as an adjustment to stockholder’s equity is as follows:

Net sales consideration (Note (b))	$39,480
Assets and liabilities of the disposed businesses (Note (a))	(35,270)
Release of cumulative translation adjustment	(23,213)
Deferred tax asset allocated to RPO (Note (c))	351
Change in control stock-based compensation expense (Note (e))	(200)
Pre-tax loss on sale of businesses	(18,852)
Tax expense (Note (d))	363
After tax loss on sale of businesses	$(19,215)

This estimated loss has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Sale Transactions.

Transition Services Agreement

As part of the sale of the Businesses, the Company entered into a transitional services agreement ("TSA") with certain subsidiaries to be acquired by the purchasers of the Businesses, including a subsidiary to be acquired by the Europe purchaser, pursuant to which such subsidiary of the Europe purchaser will provide temporary office space, IT infrastructure and other support services, for a period of less than 12 months to help ensure an orderly transition following the completion of the sale. Due to the short-term nature of the services adjustments have not been made to the pro-forma consolidated statement of operations.

The TSA also provides as part of the APAC sale, a subsidiary of the APAC Purchaser will provide temporary office space, IT infrastructure and other support services, as outlined in the TSA, for a period of less than 12 months to help ensure an orderly transition following the completion of the sale. Due to the short-term nature of the services adjustments have not been made to the pro-forma consolidated statement of operations.

The TSA may be amended by mutual agreement and the length of the TSA depends on how quickly the transition of such services is completed.